UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2009

TECHTARGET, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-33472	04-3483216
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Needham, MA 02494
(Address of Principal Executive Offices)   (Zip Code)

Registrant’s telephone number, including area code:  (781) 657-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01              Regulation FD Disclosure

The Company is providing this update to the matters previously announced in its Form 8-K filing on February 12, 2009, as well as its Form 12b-25 filing on March 16, 2009. The Company’s Form 10-K for 2008 will not be filed by March 31, 2009, the due date as extended by its Form 12b-25 filing, because the Company is continuing to review the timing of recognizing revenues for its online offerings for all periods to be reported in its 2008 Form 10-K. As previously announced, the Company is working to determine whether it is necessary to restate any prior period financial statements. The Company does not expect the total revenues to be recognized under any individual contract to change as a result of its review.

The Company currently anticipates completing and filing its 10-K for 2008 by May 15, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHTARGET, INC.

Date: March 30, 2009	By:	/s/ ERIC SOCKOL
Eric Sockol
Treasurer and Chief Financial Officer